Form 8-K - CURRENT REPORT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 22, 2004

Urban Improvement Fund Limited - 1974
(Exact name of registrant as specified in its charter)


California                        0-8071         95-6504946
(State or other jurisdiction   (Commission    (I.R.S. Employer
     of incorporation)         File Number)    Identification
                                                    Number)


                     55 Beattie Place
                   Post Office Box 1089
             Greenville, South Carolina 29602
        (Address of principal executive offices)


Registrant's telephone number, including area code
(206) 622-9900

                              N/A

    (Former address, if changed since last report)





Item 4.  Changes in Registrant's Certifying Accountant

As of March 22, 2004, Kenneth W. Bryant, Certified Public Accountant, LLC, the independent accountant previously engaged as the principal accountant to audit the financial statements of Urban Improvement Fund Limited - 1974 (the "Registrant" or the "Partnership"), was terminated. As of the same date, the firm of Carter & Company, Certified Public Accountants, LLC was engaged to provide the service for the Registrant.

The audit reports of Kenneth W. Bryant, Certified Public
Accountants, LLC on the financial statements of the Partnership as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Partnership's two most recent fiscal years and any subsequent interim period preceding the change, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Registrant has provided a copy of this disclosure to the former accountant, and the Registrant requested that the former accountant furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant, and, if not, stating the respects in which it does not agree. A copy of the former accountant's response indicating agreement is included as an exhibit to this report.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

16.1 Letter dated March 22, 2004 from the former accountant regarding its concurrence with the statements made by the Registrant in this Current Report.


SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







URBAN IMPROVEMENT FUND LIMITED - 1974
      (Registrant)
By:   Interfinancial Real Estate Management
      Company, General Partner




/s/Michael Fulbright
(Signature)
By:  Michael Fulbright, Secretary




/s/John M. Orehek
(Signature)
By:  John M. Orehek, Senior Vice President



Date:	March 22, 2004



Exhibit 16.1





March 22, 2004



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

I have read Item 4 included in the Form 8-K dated March 22, 2004 of Urban Improvement Fund Limited - 1974 filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




KENNETH W. BRYANT, CERTIFIED PUBLIC ACCOUNTANT, LLC
Atlanta, Georgia

/s/Kenneth W. Bryant
   Kenneth W. Bryant